Exhibit 10.1

CONTRIBUTION AGREEMENT

by and among

SUNCOKE ENERGY PARTNERS, L.P.,

SUNCOKE ENERGY PARTNERS GP LLC

and

SUN COAL & COKE LLC

Dated as of             , 20

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	3

ARTICLE II

TRANSACTIONS PRECEDING AND IMMEDIATELY FOLLOWING THE OFFERING

Section 2.1	Transactions Preceding the Offering	6
Section 2.2	Structural Contributions and Assumptions of Liabilities	6
Section 2.3	Transactions Immediately Following the Offering	7

ARTICLE III

EXERCISE OF UNDERWRITERS’ OPTION

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1	Effective Time	8
Section 4.2	Further Assurances	8
Section 4.3	Headings; References, Interpretation	8
Section 4.4	Successors and Assigns	9
Section 4.5	No Third Party Rights	9
Section 4.6	Counterparts	9
Section 4.7	Choice of Law; Submission to Jurisdiction	9
Section 4.8	Severability	9
Section 4.9	Amendment or Modification	9
Section 4.10	Integration	10
Section 4.12	Deed; Bill of Sale; Assignment	10

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of                , 20         is made by and among Sun Coal & Coke LLC, a Delaware limited liability company (“SC&C”), SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and SunCoke Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, SC&C, a wholly-owned subsidiary of SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), has formed the General Partner under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), to which it contributed $1,000.00 in exchange for a 100% membership interest in the General Partner;

WHEREAS, the General Partner and SC&C have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purposes set forth in the Agreement of Limited Partnership of the Partnership dated July 30, 2012 (the “Initial Partnership Agreement”);

WHEREAS, in connection with the Partnership’s formation, the General Partner contributed $20.00 and SC&C contributed $980.00 to the Partnership in exchange for a 2.0% general partner interest (the “GP Interest”) and a 98.0% limited partner interest (the “Initial LP Interest”), respectively;

WHEREAS, Haverhill Coke Company LLC, a Delaware limited liability company (“Haverhill”), has formed Haverhill Cogeneration Company LLC, a Delaware limited liability company (“Haverhill Cogeneration”), pursuant to the Delaware LLC Act, to which it contributed $1,000.00 in exchange for a 100% membership interest in Haverhill Cogeneration;

WHEREAS, Middletown Coke Company, LLC, a Delaware limited liability company (“Middletown”), has formed Middletown Cogeneration Company LLC, a Delaware limited liability company (“Middletown Cogeneration”), pursuant to the Delaware LLC Act, to which it contributed $1,000.00 in exchange for a 100% membership interest in Middletown Cogeneration;

WHEREAS, pursuant hereto (or, with respect to clause 1., the Assumption Agreement, with respect to clause 2., the Haverhill Collections Agreement, with respect to clause 3., the Middletown Collections Agreement , with respect to clause 5., the Partnership Agreement, with respect to clause 6., the Senior Notes Indenture, with respect to clause 8., the Underwriting Agreement), with respect to clause 10., the Assumption Agreement, and with respect to clause 11., the Assumption Agreement, each of the following will occur at the times specified hereinafter:

1.	Haverhill will assume primary repayment responsibility for repayment of $[ ] million of SunCoke’s outstanding indebtedness under the SunCoke Credit Agreement (the “Haverhill Assumed Debt”), and Middletown will assume primary responsibility for repayment of $[ ] million of SunCoke’s outstanding indebtedness under the SunCoke Credit Agreement (the “Middletown Assumed Debt);

2.	Haverhill Cogeneration will contribute to Haverhill its existing accounts receivable, whether or not invoiced, (the “Haverhill Cogeneration Receivables”) and Haverhill will contribute to SC&C (a) all amounts received from Haverhill Cogeneration as Haverhill Cogeneration Receivables and (b) Haverhill’s existing accounts receivable, whether or not invoiced, (the “Haverhill Receivables,” and together with the Haverhill Cogeneration Receivables, the “Haverhill Group Receivables”);

3.	Middletown Cogeneration will contribute to Middletown its existing accounts receivable, whether or not invoiced, (the “Middletown Cogeneration Receivables”) and Middletown will contribute to SC&C (a) all amounts received from Middletown Cogeneration as Middletown Cogeneration Receivables and (b) Middletown’s existing accounts receivable, whether or not invoiced, (the “Middletown Receivables,” and together with the Middletown Cogeneration Receivables, the “Middletown Group Receivables”);

4.	SC&C will contribute a [ ]% limited liability company interest in Haverhill and a [ ]% limited liability company interest in Middletown to the Partnership;

5.	SC&C’s limited partner interest in the Partnership will be restated as [ ] Common Units and [ ] Subordinated Units and the General Partner’s interest in the Partnership will be restated as a 2.0% general partner interest and Incentive Distribution Rights;

6.	The Partnership will borrow $[150.0 million] (the “MLP Debt Proceeds”) from third party creditors in connection with an offering of senior notes (the “MLP Debt”);

7.	The Partnership will enter into the MLP Credit Agreement;

8.	The Partnership will issue [ ] Common Units to public investors, through the Underwriters, in exchange for cash in the amount of $[ ] (the “IPO Proceeds”) and will grant the Underwriters the Underwriters’ Option;

9.	The Partnership will contribute $[ ] to Haverhill and $[ ] to Middletown to, among other things, permit Haverhill to repay the Haverhill Assumed Debt and permit Middletown to repay the Middletown Assumed Debt;

10.	Haverhill will pay off the Haverhill Assumed Debt and waive any right to repayment in connection therewith;

11.	Middletown will pay off the Middletown Assumed Debt and waive any right to repayment in connection therewith;

12.	The Partnership will make a cash distribution of $[ ] to SC&C, to be funded in a manner traceable to the MLP Debt Proceeds, and in part as a reimbursement of $[ ] of pre-formation capital expenditures incurred with respect to the assets of Haverhill and Haverhill Cogeneration (the “Haverhill Pre-Formation Capex”) and $[ ] of pre-formation capital expenditures incurred with respect to the assets of Middletown and Middletown Cogeneration (the “Middletown Pre-Formation Capex”); and

13.	The Partnership will pay all transaction expenses associated with the MLP Credit Agreement;

WHEREAS, if the Underwriters’ Option is exercised, each of the matters provided in Article III will occur as set forth therein; and

WHEREAS, members or partners of the Parties have taken all partnership and limited liability company action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions

The following defined terms will have the meanings given below:

“Agreement” has the meaning set forth in the opening paragraph of this Agreement.

“Assumption Agreement” means the Assumption Agreement effective as of the Closing Date, by and among Haverhill, Middletown and SunCoke.

“Assumption Parties” has the meaning set forth in the Recitals of this Agreement.

“Closing Date” has the meaning assigned to such term in the Partnership Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Delaware LLC Act” has the meaning set forth in the Recitals of this Agreement.

“Delaware LP Act” has the meaning set forth in the Recitals of this Agreement.

“General Partner” has the meaning set forth in the opening paragraph of this Agreement.

“GP Interest” has the meaning set forth in the Recitals of this Agreement.

“Haverhill” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Assumed Debt” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Cogeneration” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Cogeneration Receivables” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Collections Agreement” means the Collections Agreement executed as of                , 2012, by and among SC&C, Haverhill and Haverhill Cogeneration.

“Haverhill Group Receivables” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Pre-Formation Capex” has the meaning set forth in the Recitals of this Agreement.

“Haverhill Receivables” has the meaning set forth in the Recitals of this Agreement.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Initial LP Interest” has the meaning set forth in the Recitals of this Agreement.

“Initial Partnership Agreement” has the meaning set forth in the Recitals of this Agreement.

“IPO Proceeds” has the meaning set forth in the Recitals to this Agreement.

“Middletown” has the meaning set forth in the Recitals of this Agreement.

“Middletown Assumed Debt” has the meaning set forth in the Recitals of this Agreement.

“Middletown Cogeneration” has the meaning set forth in the Recitals of this Agreement.

“Middletown Cogeneration Receivables” has the meaning set forth in the Recitals of this Agreement.

“Middletown Collections Agreement” means the Collections Agreement executed as of                 , 2012, by and among SC&C, Middletown and Middletown Cogeneration.

“Middletown Group Receivables” has the meaning set forth in the Recitals of this Agreement.

“Middletown Pre-Formation Capex” has the meaning set forth in the Recitals of this Agreement.

“Middletown Receivables” has the meaning set forth in the Recitals of this Agreement.

“MLP Credit Agreement” means the credit agreement to be entered into between the Partnership and [            ], in substantially the form attached as Exhibit 10.5 to the Registration Statement.

“MLP Debt” has the meaning set forth in the Recitals to this Agreement.

“Offering” means the initial public offering of the Partnership’s Common Units.

“Omnibus Agreement” means the omnibus agreement to be entered into between SunCoke, the Partnership and the General Partner, substantially in the form attached as Exhibit 10.2 to the Registration Statement.

“Option Units” has the meaning set forth in the Underwriting Agreement.

“Party” or “Parties” has the meaning set forth in the opening paragraph of this Agreement.

“Partnership” has the meaning set forth in the opening paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix C to the Registration Statement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-183162), as amended.

“SC&C” has the meaning set forth in the opening paragraph of this Agreement.

“Senior Notes Indenture” means the indenture to be entered into between the Partnership and [            ], in substantially the form attached as Exhibit 4.1 to the Registration Statement.

“Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.

“SunCoke” has the meaning set forth in the Recitals of this Agreement.

“SunCoke Credit Agreement” means the Credit Agreement by and among SunCoke, as borrower, the lenders party thereto from time to time, The Royal Bank of Scotland PLC and Keybank National Association, as revolving facility co-documentation agents, Bank of America, N.A., as revolving facility syndication agent and term loan facility documentation agent, Credit

Suisse Securities (USA) LLC, as term loan syndication agent, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the term loan facility, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners for the revolving facility, and J.P. Morgan Chase Bank, N.A., as administrative agent, dated as of July 26, 2011, as may be amended, supplemented or restated from time to time.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement to be entered into by and among the Partnership, the General Partner, SC&C, SunCoke and the underwriting syndicate listed therein, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

“Underwriters’ Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

ARTICLE II

TRANSACTIONS PRECEDING AND IMMEDIATELY FOLLOWING THE OFFERING

Section 2.1 Transactions Preceding the Offering.

The parties acknowledge and agree that the following actions have occurred or will have occurred prior to the Closing Date:

(a) Haverhill has assumed primary responsibility for repayment of the Haverhill Assumed Debt, and Middletown has assumed primary responsibility for repayment of the Middletown Assumed Debt.

(b) Haverhill Cogeneration has transferred, conveyed and assigned to Haverhill the Haverhill Cogeneration Receivables, Haverhill has transferred, conveyed and assigned to SC&C the Haverhill Group Receivables, Middletown Cogeneration has transferred, conveyed and assigned to Middletown the Middletown Cogeneration Receivables and Middletown has transferred, conveyed and assigned to SC&C the Middletown Group Receivables, in each case as a distribution with respect to the beneficial interest SC&C owns (directly or indirectly) in the outstanding membership interests in each of Haverhill Cogeneration, Haverhill, Middletown Cogeneration and Middletown.

Section 2.2 Structural Contributions and Assumptions of Liabilities.

The parties acknowledge and agree that the following actions will hereby occur effective immediately prior to the closing of the Offering:

(a) SC&C hereby grants, contributes, bargains, transfers, conveys, sets over, delivers and assigns to the Partnership, and the Partnership hereby accepts such transfer, conveyance and assignment, of a [        ]% limited liability company interest in Haverhill and a [        ]% limited liability company interest in Middletown, as a contribution with respect to the beneficial interest SC&C (directly and indirectly) owns in the outstanding partner interests in the Partnership, and in exchange for such transfer, conveyance and assignment, SC&C’s limited partner interest in the Partnership is restated as [        ] Common Units and [        ] Subordinated Units and the General Partner’s interest in the Partnership is restated as a 2.0% general partner interest and Incentive Distribution Rights;

(b) The Parties acknowledge that, in connection with the Offering, the public, through the Underwriters, has made a capital contribution to the Partnership of $[         ] in cash in exchange for [ ] Common Units representing a [         ]% limited partner interest in the Partnership.

(c) The Parties acknowledge (i) the payment by the Partnership, in connection with the Closing, of transaction expenses in the amount of approximately $[         ] million (excluding underwriting discounts of $[         ] in the aggregate but including a structuring fee of [ ]$ of the gross proceeds of the Offering payable to one of the Underwriters and an advisory fee of $[         ] payable to other third party advisors) and (ii) the distribution by the Partnership of approximately $[         ] million to SC&C, in part as a reimbursement of qualified capital expenditures.

(d) The Partnership hereby distributes $20.00 to the General Partner and $980.00 to SC&C, as a refund of the initial capital contributions by each such party to the Partnership, along with 2.0% and 98.0%, respectively, of any interest or other profit that resulted from the investment or other use of the initial capital contributions.

Section 2.3 Transactions Immediately Following the Offering.

The parties acknowledge and agree that the following actions will hereby occur in the following order effective immediately following the closing of the Offering:

(a) The Partnership contributes $[        ] of the IPO Proceeds to Haverhill and $[        ] of the IPO Proceeds to Middletown to be used for environmental remediation costs, to pay sales discounts related to certain tax credits, and for working capital purposes, in exchange the Partnership’s interest in each of Haverhill and Middletown is restated as a 65% membership interest.

(b) Haverhill pays off the Haverhill Assumed Debt and waives any right to repayment in connection therewith.

(c) Middletown pays off the Middletown Assumed Debt and waives any right to repayment in connection therewith.

(d) The Partnership makes a cash distribution of $[        ] to SC&C, in a manner traceable to the MLP Debt, and in part as a reimbursement of $[        ] of the Haverhill Pre-Formation Capex and $[        ] of the Middletown Pre-Formation Capex.

(e) SC&C and the General Partner shall amend and restate the Initial Partnership Agreement by executing the Partnership Agreement in substantially the form included as Appendix C to the Registration Statement, with such changes as the General Partner and SC&C may agree.

(f) SunCoke, the Partnership and the General Partner shall execute the Omnibus Agreement, in substantially the form attached as Exhibit 10.2 to the Registration Statement, with such changes as such parties may agree, pursuant to which such parties shall agree to certain matters with respect to, among other things, intellectual property, indemnification, customer contracts, business opportunities, rights of first offer, reimbursement for certain fees related to the MLP Credit Agreement, and allocation of certain expenses, as provided therein.

ARTICLE III

EXERCISE OF UNDERWRITERS’ OPTION

Section 3.1. If the Underwriters’ Option is exercised in part or in full, the Underwriters will contribute additional cash to the Partnership in exchange for the Option Units on the basis of the price per Common Unit set forth in the Underwriting Agreement, and any such proceeds will be paid by the Partnership to SC&C as a special distribution. To the extent that the Underwriters’ Option is not exercised, then upon the expiration of the Underwriters’ Option, the Partnership will issue to SC&C a number of Common Units equal to the unexercised portion of the Underwriters’ Option.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, the provisions of Article II and Section 4.2 shall not be binding or have any effect until each of the Partnership and SC&C executes the Underwriting Agreement, at which time all such provisions shall be effective and operative without further action by any Party.

Section 4.2 Further Assurances. From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so contributed and assigned and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 4.3 Headings; References, Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this

Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.7 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of New York and to venue in New York, New York.

Section 4.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 4.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 4.11 Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be addressed to the Parties at their respective addresses set forth in, or determined in accordance with the applicable provision of, the Partnership Agreement.

Section 4.12 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its general partner

By:
Name:
Title:

SUNCOKE ENERGY PARTNERS GP LLC

By:
Name:
Title:

SUN COAL & COKE LLC

By:
Name:
Title:

SIGNATURE PAGE

CONTRIBUTION AGREEMENT